FOR IMMEDIATE RELEASE

Contact:	Emily Claffey/Columbia Clancy
Sard Verbinnen & Co
212-687-8080
Conrad Harrington
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

MIAMI, FL, August 4, 2017 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three and six months ended June 30, 2017.

GAAP Financial Results

Second quarter of 2017 revenues were $472.0 million, compared to revenues of $438.3 million in the second quarter of 2016. The Company recorded operating income of $73.8 million in the second quarter of 2017, compared to operating income of $70.7 million in the second quarter of 2016. Net income attributed to Vector Group Ltd. for the second quarter of 2017 was $26.8 million, or $0.20 per diluted common share, compared to net income of $24.0 million, or $0.19 per diluted common share, in the second quarter of 2016.

For the six months ended June 30, 2017 revenues were $887.2 million, compared to revenues of $819.1 million for the six months ended June 30, 2016. The Company recorded operating income of $126.7 million for the six months ended June 30, 2017, compared to operating income of $132.9 million for the six months ended June 30, 2016. Net income attributed to Vector Group Ltd. for the six months ended June 30, 2017 was $22.6 million, or $0.16 per diluted common share, compared to net income of $43.4 million, or $0.34 per diluted common share for the six months ended June 30, 2016.

Non-GAAP Financial Measures

Non-GAAP financial measures also include adjustments for purchase accounting associated with the Company's acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC in December 2013, litigation settlement and judgment expenses in the Tobacco segment, settlements of long-standing disputes related to the Master Settlement Agreement in the Tobacco segment, restructuring and pension settlement expense in the Tobacco segment, stock-based compensation expense (for purposes of Adjusted EBITDA only) and non-cash interest expense associated with the Company's convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three and six months ended June 30, 2017 and 2016 are included in Tables 2 through 7.
Three months ended June 30, 2017 compared to the three months ended June 30, 2016
Second quarter of 2017 Adjusted EBITDA attributed to Vector Group (as described in Table 2 attached hereto) were $76.3 million compared to $75.1 million for the second quarter of 2016.
Adjusted Net Income (as described in Table 3 attached hereto) was $32.7 million or $0.25 per diluted share for the second quarter of 2017 and $24.6 million or $0.19 per diluted share for the second quarter of 2016.
Adjusted Operating Income (as described in Table 4 attached hereto) was $74.3 million for the second quarter of 2017 compared to $71.5 million for the second quarter of 2016.

Six months ended June 30, 2017 compared to the six months ended June 30, 2016
Adjusted EBITDA attributed to Vector Group (as described below and in Table 2 attached hereto) were $137.6 million for the six months ended June 30, 2017 compared to $144.7 million in 2016.
Adjusted Net Income (as described below and in Table 3 attached hereto) was $51.2 million or $0.38 per diluted share for the six months ended June 30, 2017 and $42.7 million or $0.33 per diluted share for the six months ended June 30, 2016.
Adjusted Operating Income (as described below and in Table 4 attached hereto) was $128.3 million for the six months ended June 30, 2017 and $136.8 million for the six months ended June 30, 2016.
Tobacco Segment Financial Results
For the second quarter of 2017, the Tobacco segment had revenues of $272.2 million, compared to $255.5 million for the second quarter of 2016. The increase in revenues was primarily due to a 7.4% increase in unit sales volume.
For the six months ended June 30, 2017, the Tobacco segment had revenues of $529.6 million, compared to $476.5 million for the six months ended June 30, 2016. The increase in revenues was primarily driven by a 13.6% increase in unit sales volume.
Operating Income from the Tobacco segment was $64.4 million and $124.2 million for the three and six months ended June 30, 2017 compared to $66.0 million and $127.5 million for the three and six months ended June 30, 2016, respectively.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (as described in Table 5 attached hereto) for the second quarter of 2017 and 2016 was $64.5 million and $66.0 million, respectively. Tobacco Adjusted Operating Income for the six months ended June 30, 2017 and 2016 was $125.0 million and $129.9 million, respectively.
For the second quarter of 2017, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.29 billion units compared to 2.13 billion units for the second quarter of 2016. For the six months ended June 30, 2017, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 4.46 billion units compared to 3.93 billion for the six months ended June 30, 2016.
Liggett's retail market share increased to approximately 3.8% during the second quarter of 2017 and the six months ended June 30, 2017. Compared to the second quarter of 2016, Liggett's retail shipments increased 5.0% while the overall industry's retail shipments declined by 5.5%, according to data from Management Science Associates, Inc. Compared to the six months ended June 30, 2016, Liggett's retail shipments increased 5.7% while the overall industry's retail shipments declined by 4.2%, according to data from Management Science Associates, Inc.
Real Estate Segment Financial Results
For the second quarter of 2017, the Real Estate segment had revenues of $199.8 million, compared to $182.8 million for the second quarter of 2016. For the six months ended June 30, 2017, the Real Estate segment had revenues of $357.6 million compared to $342.5 million for the six months ended June 30, 2016. For the second quarter of 2017, the Real Estate segment reported a net income of $16.0 million, compared to net income of $6.5 million for the second quarter of 2016. For the six months ended June 30, 2017, the Real Estate segment reported Net Income of $23.1 million compared to $9.6 million for the six months ended June 30, 2016.
Douglas Elliman's results are included in Vector Group Ltd.'s Real Estate segment.  For the second quarter of 2017, Douglas Elliman had revenues of $198.7 million, compared to $181.7 million for the second quarter of 2016. For the six months ended June 30, 2017, Douglas Elliman had revenues of $354.2 million compared to $339.3 million for the six months ended June 30, 2016. For the second quarter of 2017, Douglas Elliman reported net income of $16.1 million, compared to $11.4 million for the second quarter of 2016. For the six months ended June 30, 2017, the Douglas Elliman Net Income of $16.3 million compared to $18.5 million for the six months ended June 30, 2016.
Non-GAAP Financial Measures
For the second quarter of 2017, Real Estate Adjusted EBITDA attributed to the Company (as described in Table 6 attached hereto) were $13.3 million, compared to $10.6 million for the second quarter of 2016.
For the six months ended June 30, 2017, Real Estate Adjusted EBITDA attributed to the Company were $15.8 million compared to $18.1 million for the six months ended June 30, 2016.
Douglas Elliman's results are included in Vector Group Ltd.'s Real Estate segment. For the second quarter of 2017, Douglas Elliman's Adjusted EBITDA (as described in Table 7 attached hereto) were $18.2 million ($12.9 million attributed to the Company), compared to $14.8 million ($10.5 million attributed to the Company) for the second quarter of 2016.

For the six months ended June 30, 2017, Douglas Elliman's Adjusted EBITDA were $20.0 million ($14.1 million attributed to the Company), compared to $23.9 million ($16.9 million attributed to the Company) for the six months ended June 30, 2016.
For the three and six months ended June 30, 2017, Douglas Elliman achieved closed sales of approximately $7.2 billion and $12.7 billion, compared to $6.4 billion and $12.1 billion for the three and six months ended June 30, 2016.

Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Adjusted EBITDA and Douglas Elliman Realty, LLC Adjusted EBITDA ("the Non-GAAP Financial Measures") are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.

Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company's business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company's business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company's measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 7 is information relating to the Company's Non-GAAP Financial Measures for the six months ended June 30, 2017 and 2016.

Conference Call to Discuss Second Quarter Results

As previously announced, the Company will host a conference call and webcast on Friday, August 4, 2017 at 9:00 AM (ET) to discuss second quarter 2017 results. Investors can access the call by dialing 800-859-8150 and entering 59415962 as the conference ID number. The call will also be available via live webcast at www.investorcalendar.com. Webcast participants should allot extra time to register before the webcast begins.

A replay of the call will be available shortly after the call ends on August 4, 2017 through August 18, 2017. To access the replay, dial 877-656-8905 and enter 59415962 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for one year.

Vector Group is a holding company that indirectly owns Liggett Group LLC and Vector Tobacco Inc. and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company's website, www.VectorGroupLtd.com.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Revenues
Tobacco*	$272,177	$255,498	$529,631	$476,513
Real estate	199,812	182,765	357,566	342,512
E-cigarettes	—	10	—	48
Total Revenues	471,989	438,273	887,197	819,073

Expenses:
Cost of sales:
Tobacco*	186,907	168,607	362,661	305,345
Real estate	127,987	115,017	228,156	214,695
E-cigarettes	—	7	—	13
Total cost of sales	314,894	283,631	590,817	520,053

Operating, selling, administrative and general expenses	83,183	83,922	167,952	163,750
Litigation settlement and judgment expense	102	—	1,687	2,350
Restructuring charges	—	—	—	41
Operating income	73,810	70,720	126,741	132,879

Other income (expenses):
Interest expense	(46,691)	(36,369)	(92,912)	(67,089)
Loss on extinguishment of debt	—	—	(34,110)	—
Change in fair value of derivatives embedded within convertible debt	8,134	7,416	16,705	17,110
Equity in earnings from real estate ventures	15,291	2,813	26,404	2,306
Equity in (losses) earnings from investments	(1,459)	1,089	(2,520)	(582)
Gain on sale of investment securities available for sale	37	139	187	706
Impairment of investment securities available for sale	(87)	(49)	(126)	(4,862)
Other, net	1,338	581	2,997	1,628
Income before provision for income taxes	50,373	46,340	43,366	82,096
Income tax expense	18,827	19,003	16,045	33,366

Net income	31,546	27,337	27,321	48,730

Net income attributed to non-controlling interest	(4,735)	(3,322)	(4,737)	(5,377)

Net income attributed to Vector Group Ltd.	$26,811	$24,015	$22,584	$43,353

Per basic common share:

Net income applicable to common share attributed to Vector Group Ltd.	$0.20	$0.19	$0.16	$0.34

Per diluted common share:

Net income applicable to common share attributed to Vector Group Ltd.	$0.20	$0.19	$0.16	$0.34

Dividends declared per share	$0.40	$0.38	$0.80	$0.76

* Revenues and cost of sales include federal excise taxes of $115,194, $106,861, $224,562 and $197,707, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2017	2017	2016	2017	2016

Net income attributed to Vector Group Ltd.	$50,358	$26,811	$24,015	$22,584	$43,353
Interest expense	168,805	46,691	36,369	92,912	67,089
Income tax expense	31,842	18,827	19,003	16,045	33,366
Net income attributed to non-controlling interest	5,499	4,735	3,322	4,737	5,377
Depreciation and amortization	20,967	4,613	5,870	9,642	11,034
EBITDA	$277,471	$101,677	$88,579	$145,920	$160,219
Change in fair value of derivatives embedded within convertible debt (a)	(31,305)	(8,134)	(7,416)	(16,705)	(17,110)
Equity in losses (earnings) from investments (b)	4,692	1,459	(1,089)	2,520	582
Gain on sale of investment securities available for sale	(2,388)	(37)	(139)	(187)	(706)
Impairment of investment securities available for sale	645	87	49	126	4,862
Equity in (earnings) losses from real estate ventures (c)	(29,298)	(15,291)	(2,813)	(26,404)	(2,306)
Loss on extinguishment of debt	34,110	—	—	34,110	—
Stock-based compensation expense (d)	11,239	3,020	2,532	6,026	4,839
Litigation settlement and judgment expense (e)	19,337	102	—	1,687	2,350
Impact of MSA settlement (f)	(648)	—	—	(895)	—
Restructuring charges	—	—	—	—	41
Purchase accounting adjustments (g)	4,939	144	348	257	548
Other, net	(6,101)	(1,338)	(581)	(2,997)	(1,628)
Adjusted EBITDA	$282,693	$81,689	$79,470	$143,458	$151,691
Adjusted EBITDA attributed to non-controlling interest	(9,531)	(5,347)	(4,358)	(5,832)	(6,997)
Adjusted EBITDA attributed to Vector Group Ltd.	$273,162	$76,342	$75,112	$137,626	$144,694

Adjusted EBITDA by Segment
Tobacco	$263,783	$66,863	$68,536	$129,764	$134,871
E-cigarettes	(1,197)	(1)	(91)	(78)	(284)
Real Estate (h)	35,161	18,643	14,997	21,598	25,153
Corporate and Other	(15,054)	(3,816)	(3,972)	(7,826)	(8,049)
Total	$282,693	$81,689	$79,470	$143,458	$151,691

Adjusted EBITDA Attributed to Vector Group Ltd. by Segment
Tobacco	$263,783	$66,863	$68,536	$129,764	$134,871
E-cigarettes	(1,197)	(1)	(91)	(78)	(284)
Real Estate (i)	25,630	13,296	10,639	15,766	18,156
Corporate and Other	(15,054)	(3,816)	(3,972)	(7,826)	(8,049)
Total	$273,162	$76,342	$75,112	$137,626	$144,694

a.	Represents income or losses recognized from changes in the fair value of the derivatives embedded in the Company's convertible debt.

b.	Represents equity in losses (earnings) recognized from investments that the Company accounts for under the equity method.

c.	Represents equity in (earnings) losses recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

f.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

g.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

h.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $32,756 for the last twelve months ended June 30, 2017 and $18,225, $14,818, $19,981 and $23,882 for the three and six months ended June 30, 2017 and 2016, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Adjusted EBITDA.

i.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $23,123 for the last twelve months ended and $12,865, $10,460, $14,105 and $16,858 for the three and six months ended June 30, 2017 and 2016, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Adjusted EBITDA for non-controlling interest.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net income attributed to Vector Group Ltd.	$26,811	$24,015	$22,584	$43,353

Change in fair value of derivatives embedded within convertible debt	(8,134)	(7,416)	(16,705)	(17,110)
Non-cash amortization of debt discount on convertible debt	13,426	9,170	25,479	17,456
Loss on extinguishment of debt	—	—	34,110	—
Litigation settlement and judgment expense (a)	102	—	1,687	2,350
Impact of interest expense capitalized to real estate ventures, net	4,212	(1,315)	3,767	(4,835)
Impact of MSA settlement (b)	—	—	(895)	—
Restructuring charges	—	—	—	41
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	251	581	572	1,057
Total adjustments	9,857	1,020	48,015	(1,041)

Tax (expense) benefit related to adjustments	(3,944)	(424)	(19,436)	433

Adjusted Net Income attributed to Vector Group Ltd.	$32,724	$24,611	$51,163	$42,745

Per diluted common share:

Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.25	$0.19	$0.38	$0.33

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.
Represents 70.59% of purchase accounting adjustments in the periods presented for assets acquired in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2017	2017	2016	2017	2016

Operating income	$226,859	$73,810	$70,720	$126,741	$132,879

Litigation settlement and judgment expense (a)	19,337	102	—	1,687	2,350
Restructuring expense	—	—	—	—	41
Impact of MSA settlement (b)	(648)	—	—	(895)	—
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	6,477	355	823	810	1,497
Total adjustments	25,166	457	823	1,602	3,888

Adjusted Operating Income (d)	$252,025	$74,267	$71,543	$128,343	$136,767

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2017	2017	2016	2017	2016

Tobacco Adjusted Operating Income:
Operating income from tobacco segment	$234,971	$64,407	$66,016	$124,177	$127,499

Litigation settlement and judgment expense (a)	19,337	102	—	1,687	2,350
Restructuring expense	—	—	—	—	41
Impact of MSA settlement (b)	(648)	—	—	(895)	—
Total adjustments	18,689	102	—	792	2,391

Tobacco Adjusted Operating Income	$253,660	$64,509	$66,016	$124,969	$129,890

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2017	2017	2016	2017	2016

Tobacco Adjusted EBITDA:
Operating income from tobacco segment	$234,971	$64,407	$66,016	$124,177	$127,499

Litigation settlement and judgment expense (a)	19,337	102	—	1,687	2,350
Restructuring expense	—	—	—	—	41
Impact of MSA settlement (b)	(648)	—	—	(895)	—
Total adjustments	18,689	102	—	792	2,391

Tobacco Adjusted Operating Income	253,660	64,509	66,016	124,969	129,890

Depreciation and amortization	10,038	2,333	2,499	4,753	4,939
Stock-based compensation expense	85	21	21	42	42
Total adjustments	10,123	2,354	2,520	4,795	4,981

Tobacco Adjusted EBITDA	$263,783	$66,863	$68,536	$129,764	$134,871

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REAL ESTATE SEGMENT (NEW VALLEY LLC) ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2017	2017	2016	2017	2016

Net income attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$27,042	$16,030	$6,527	$23,135	$9,570
Interest expense (a)	25	6	4	12	7
Income tax expense (a)	18,194	11,367	5,038	16,320	7,461
Net income attributed to non-controlling interest (a)	5,499	4,735	3,322	4,737	5,377
Depreciation and amortization	9,395	1,913	2,943	4,135	5,225
EBITDA	$60,155	$34,051	$17,834	$48,339	$27,640
Loss from non-guarantors other than New Valley LLC	105	37	42	83	76
Equity in earnings from real estate ventures (b)	(29,298)	(15,291)	(2,813)	(26,404)	(2,306)
Purchase accounting adjustments (c)	4,939	144	348	257	548
Other, net	(780)	(302)	(430)	(681)	(840)
Adjusted EBITDA	$35,121	$18,639	$14,981	$21,594	$25,118
Adjusted EBITDA attributed to non-controlling interest	(9,531)	(5,347)	(4,358)	(5,832)	(6,997)
Adjusted EBITDA attributed to New Valley LLC	$25,590	$13,292	$10,623	$15,762	$18,121

Adjusted EBITDA by Segment
Real Estate (d)	$35,161	$18,643	$14,997	$21,598	$25,153
Corporate and Other	(40)	(4)	(16)	(4)	(35)
Total (f)	$35,121	$18,639	$14,981	$21,594	$25,118

Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (e)	$25,630	$13,296	$10,639	$15,766	$18,156
Corporate and Other	(40)	(4)	(16)	(4)	(35)
Total (f)	$25,590	$13,292	$10,623	$15,762	$18,121

a.
Amounts are derived from Vector Group Ltd.'s Condensed Consolidated Financial Statements. See Note entitled "Condensed Consolidating Financial Information" contained in Vector Group Ltd.'s Form 10-Q for the six months ended June 30, 2017.

b.	Represents equity in earnings recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $32,756 for the last twelve months ended June 30, 2017 and $18,225, $14,818, $19,981 and $23,882 for the three and six months ended June 30, 2017 and 2016, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Adjusted EBITDA.

e.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $23,123 or the last twelve months ended June 30, 2017 and $12,865, $10,460, $14,105 and $16,858 for the three and six months ended June 30, 2017 and 2016, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Adjusted EBITDA for non-controlling interest.

f.
New Valley's Adjusted EBITDA does not include an allocation of Vector Group Ltd.'s "Corporate and Other" segment's expenses (for purposes of computing Adjusted EBITDA contained in Table 2 of this press release) of $15,054 for the last twelve months ended and $3,816, $3,972, $7,826 and $8,049 for the three and six months ended June 30, 2017 and 2016, respectively.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA
AND DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA ATTRIBUTED TO REAL ESTATE SEGMENT
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2017	2017	2016	2017	2016

Net income attributed to Douglas Elliman Realty, LLC	$18,825	$16,141	$11,420	$16,254	$18,497
Income tax expense	888	370	390	400	638
Depreciation and amortization	8,990	1,813	2,859	3,933	5,059
Douglas Elliman Realty, LLC EBITDA	$28,703	$18,324	$14,669	$20,587	$24,194
Equity in earnings from real estate ventures (a)	(1,150)	(265)	(154)	(845)	(757)
Purchase accounting adjustments (b)	4,939	144	348	257	548
Other, net	264	22	(45)	(18)	(103)
Douglas Elliman Realty, LLC Adjusted EBITDA	$32,756	$18,225	$14,818	$19,981	$23,882
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to non-controlling interest	(9,633)	(5,360)	(4,358)	(5,876)	(7,024)
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to Real Estate Segment	$23,123	$12,865	$10,460	$14,105	$16,858

a.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

b.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.